                                                                    Exhibit 23.3




                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Santa Anita Realty Enterprise, Inc.

and

Santa Anita Operating Company:


We consent to incorporation by reference in the Joint Registration on Form S-4 of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of our report dated February 10, 1997, relating to the consolidated balance sheets of H-T Associates and subsidiary (the "Partnership") as of December 31, 1996 and 1995, and the related consolidated statements of operations, partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company and to the reference to our firm under the heading "Experts" in the Joint Registration Statement. Our report dated February 10, 1997, contains an explanatory paragraph that states that the Partnership's primary subsidiary is in technical default on its notes payable at December 31, 1996.
As such, those notes may be callable at the lender's discretion. This technical default raises substantial doubt about the Partnership's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ KPMG Peat Marwick LLP
San Diego, California
September 2, 1997

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Santa Anita Realty Enterprise, Inc.

and

Santa Anita Operating Company:


We consent to incorporation by reference in the Joint Registration Statement on Form S-4 of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company of our report dated February 7, 1997, relating to the balance sheets of Anita Associates as of December 31, 1996 and 1995, and the related statements of income, partners' deficit and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company and to the reference to our firm under the heading "Experts" in the Joint Registration Statement.

                                        /s/ KPMG Peat Marwick LLP

San Diego, California
September 2, 1997